Exhibit 99

RED HAT, INC. TO ACQUIRE C2NET, THE NUMBER ONE COMMERCIAL SECURE WEB SERVER DEVELOPER

BROADENS CAPABILITIES TO DELIVER SECURE INTERNET INFRASTRUCTURE SOLUTIONS FROM SERVERS TO HANDHELDS; PROVIDES COMMON OPEN SOURCE PLATFORM TO COMMUNICATE ACROSS THE INTERNET

         RESEARCH TRIANGLE PARK, N.C., Aug. 14, 2000. Red Hat, Inc. (NASDAQ:RHAT),the leader in open source Internet infrastructure solutions, announced today that it has signed a definitive agreement to purchase privately held C2Net Software, Inc. C2Net Software is the developer of the popular Apache-based Stronghold secure web server. C2Net customers include Amazon.com, Ameritrade, IBM and Morgan Stanley Dean Witter Online.

         "Enterprise customers want a single source for complete solutions to build out their Internet infrastructure. With the acquisition of C2Net, Red Hat adds security to our growing capabilities of OS development, tools and e-commerce that delivers unprecedented value to our customers," said Matthew Szulik, president and CEO of Red Hat, Inc. "Powerful, secure solutions like c2Net's Stronghold and the rapid technological advancement of the open source development model, which finds and fixes holes faster than proprietary development, delivers organizations a safe, advanced foundation for e-business initiatives."

         Red Hat continues to broaden its product offerings to deliver a complete spectrum of Internet infrastructure solutions--which include powerful and secure Web servers, post-PC devices connected to each other through those servers, and the complete chain of development tools and services needed to rapidly create, deploy and manage Internet infrastructure. Red Hat's solutions leverage open source software to deliver all the necessary tools and services to deploy, manage and scale the Internet with a single open source platform.

         Under the terms of the agreement, Red Hat will issue 1,992,883 shares of Red Hat common stock in exchange for all of the outstanding securities of Oakland, California-based C2Net. The transaction will be valued based on an average closing price of Red Hat's common shares for the seven-day period ended August 16,2000. The acquisition will be accounted for as a purchase and is expected to be completed by August 31, 2000, subject to customary closing conditions.

         According to the most recent InformationWeek "Global Security" survey, 74 percent of companies suffered downtime due to security breaches or espionage and 71 percent of executives and technology managers rank information security as a high priority for their business. C2Net's Stronghold, which is based on Apache and available for many operating system platforms, is the most popular commercial SSL Web server on the Internet with more than 30 percent of the secure web server market, according to Security Space. Red Hat Linux is the most popular open source operating system (OS) for Web servers and sites, with more than

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72 percent of all Web sites running Linux choosing Red Hat according to the latest Netcraft survey (www.netcraft.com). The acquisition combines these market leaders to deliver the secure e-commerce infrastructure solutions that are in tremendous demand in today's organizations.

         "Red Hat has a tremendous vision, expertise and market lead as the platform for a new generation of Internet and post-PC solutions. C2Net's Stronghold product is the most popular secure Web server for UNIX systems, and C2Net customers have always enjoyed the benefits of open source development," said William Rowzee, CEO of C2Net. "But there is tremendous synergy between Red Hat and C2Net that extends beyond our enthusiastic support of open source software and its worldwide community of developers. We are very excited to be able to leverage Red Hat's unique spectrum of packaged solutions and services in providing even more comprehensive solutions for our customers."

         C2Net is the fifth major acquisition for Red Hat in 2000. In July, it completed the acquisition of WireSpeed, a leading developer of network and telecommunications software that helps connect a new generation of post-PC and embedded devices to the Internet and secure Web servers like Stronghold. In May, Red Hat acquired Bluecurve, whose performance management solutions allow organizations to simulate and measure user activity and demands placed on the Internet infrastructure and applications. And in January, Red Hat acquired both Hell's Kitchen Systems, Inc. (HKS), a provider of e-commerce payment processing software critical for any company trying to conduct business on the Web, and Cygnus Solutions, a top provider of a wide variety of software, tools, services and developer support for servers, real-time operating systems (RTOS) and embedded, post-PC platforms.

Open Source Momentum

         International Data Corp. (IDC) research states that paid Linux shipments grew faster than any other server operating system over the past two years, and their preliminary figures for 1999 show Linux shipments hold 24.6 percent of the server operating system market, up from 15.8 in 1998. IDC also states that Red Hat holds 50.2 percent of Linux vendor market share and that Red Hat Linux is by far the most popular distribution, preferred by 68.7 percent of U.S. Linux users.

         Research firm Netcraft, Inc. (www.netcraft.com), states that as of May 2000, 36 percent of all public Web sites run on Linux-based operating systems, making Linux the most popular choice for deploying public Web sites. IDC research shows 40 percent of all spending on Linux servers is for Internet related applications, firmly entrenching Linux servers in the Internet infrastructure.

         Finally, IDC predicts that by 2002, there will be more than 55 million handheld and notebook-style information appliance devices and that by 2005, shipments of these appliances will exceed shipments of PCs.

         Red Hat's numerous alliances with industry leaders and the demand for Linux-based applications has created open source support from many of the industry's leading software and hardware manufacturers, including Dell, Compaq, Computer Associates, Hewlett-Packard, IBM, Intel, Netscape, Novell, Oracle and SAP.

About  C2Net

         C2Net is the global provider of Stronghold secure web server software. Stronghold is available for more than 30 platforms, including several versions of Linux and most other common UNIX platforms.

         As the first commercial server to support SSL and make its source code available to the development community, C2Net's Stronghold server has been leading the creation and adoption of security standards and protocols in Web-based computing for years. Stronghold was the first SSL Web server to support: 128-bit encryption, HTTP/1.1, SSL client certificates and hardware crypto acceleration. Stronghold 3, the latest version of C2Net's solution, includes administration tools for easy installation, powerful server-side scripting and unlimited virtual hosting on one license.

         C2Net's customers include a blue-chip roster of leading Internet e-commerce businesses including Amazon.com, Ameritrade,
EarthLink/Mindspring/Netcom, IBM, Lucent Technologies, Morgan Stanley Dean Witter Online, Network Solutions, USA.net, US Department of Energy, US Federal Courts, and Verio, Inc.

         C2Net was founded in 1994 and has offices in Oakland, California and Newbury, England. The Company's revenues increased 46 percent in 1999 to $3.25 million. Additional information and free evaluation copies of Stronghold are available at www.c2.net.

About Red Hat, Inc.

         Founded in 1994, Red Hat (Nasdaq:RHAT) is the leading provider of open source Internet infrastructure solutions, ranging from small, embedded devices to high availability clusters and Web serving. Red Hat applies its technological leadership to create open source solutions for Internet infrastructure and post-PC environments, offers services backed by the best understanding of open source and the most comprehensive resources, delivers the brand of a widely trusted open source leader and corporate partner, and persists in an indelible commitment to the virtues of open source to lead a revolution in the computing industry.

         Red Hat, Inc. is based in Research Triangle Park, N.C. and has offices worldwide. Red Hat Europe was established in July 1999 with its European headquarters based in Surrey, United Kingdom and offices throughout Europe.

        Visit Red Hat on the Web at www.redhat.com. For investor inquiries, contact Lippert/Heilshorn at (212) 838-3777.

LINUX is a trademark of Linus Torvalds. RED HAT is a registered trademark of Red Hat, Inc. C2Net and STRONGHOLD are registered trademarks of C2Net Software, Inc. All other names and trademarks are the property of their respective owners.

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Forward-Looking Statements

        Forward-looking statements in this press release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release that are not strictly historical statements, including, without limitation, management's plans and objectives for future operations and management's assessment of market factors, constitute forward-looking statements which involve risks and uncertainties. These risks and uncertainties include, without limitation, product plans and performance, the ability to continue to develop the Linux kernel and other software, reliance upon strategic relationships, Red Hat's dependence upon an open source business model, reliance upon independent third-party Linux developers, management of growth, expansion of Red Hat's business focus and operations, the possibility of undetected software errors, the enforceability of the GNU General Public License and other licenses under which Red Hat's products are developed and licensed, the scarcity of Linux-based applications, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures, the viability of the Internet, and other risks detailed in Red Hat's filings with the Securities and Exchange Commission, copies of which may be accessed through the SEC's Web site at http://www.sec.gov.

Contact:

Red Hat, Inc. (East)
Melissa London, 919/547-0012
melissa@redhat.com
- or -
Investors:
Schwartz Communications for  Red Hat
Bryan Scanlon, 781/684-0770
redhat@schwartz-pr.com
or
Lippert/Heilshorn & Associates
John Heilshorn or Jody Burfening
212/838-3777
john@lhai.com
jody@lhai.com